Exhibit 10.1

Loan Number: 1003636

Execution Version

THIRD AMENDMENT TO TERM LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”) dated as of June 6, 2013 by and among UDR, Inc., a Maryland corporation (the “Borrower”), each of the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

WHEREAS, the Borrower, the Lenders, the Agent and certain other parties have entered into that certain Term Loan Agreement dated as of December 29, 2010 (as amended by that certain First Amendment to Term Loan Agreement dated as of October 25, 2011 and by that certain letter agreement dated as of March 4, 2013, and as in effect immediately prior to the effectiveness hereof, the “Loan Agreement”); and

WHEREAS, the Borrowers, the Lenders and the Agent desire to amend certain provisions of the Loan Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Loan Agreement. Upon the effectiveness of this Amendment, the parties hereto agree that the Loan Agreement is amended as follows:

(a) The Loan Agreement is amended by restating in its entirety the table set forth in the definition of “Applicable Margin”, the definition of “Commitment”, clause (a) of the definition of “Condominium Property Value”, clause (c) of the definition of “Debt”, clauses (a)(iii) and (b) of the definition of “Gross Asset Value”, the definition of “Guarantor”, the definition of “LIBOR”, the definition of “Loan”, clause (a) of the definition of “Renovation Property Value”, the definition of “Termination Date”, and clause (c) of the definition of “Unencumbered Pool Asset”, in each case in Section 1.1 thereof as follows:

“Applicable Margin” …

Level	Borrower’s Credit Rating (S&P or Moody’s or other approved Rating Agency)	Applicable Margin
1	BBB+/Baa1 (or higher)	1.15%
2	BBB/Baa2	1.25%
3	BBB-/Baa3	1.65%
4	BBB-/Baa3 (or lower)	2.05%

“Commitment” means, as to each Lender, such Lender’s obligation to make a Loan pursuant to Section 2.1.

“Condominium Property Value” … (a) the Consolidated Net Operating Income attributable to such Property for the two quarter period annualized ending immediately prior to such conversion divided by 6.0%, …

“Debt” … (c) Capitalized Lease Obligations of such Person (excluding ground leases regardless of whether required under GAAP to be reported as a liability); …

“Gross Asset Value” … (a) … (iii) 6.0%; (b) the purchase price paid for any Multifamily Property acquired by any member of the Consolidated Group during the period of six consecutive fiscal quarters most recently ended (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements) …

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor” and in any event shall include United Dominion Realty, L.P.

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate appearing on the Reuters Screen LIBOR01 page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the first day of such Interest Period and having a maturity equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1, the amounts of which for each Lender are set forth on Schedule I.

“Renovation Property Value” … (a) the Consolidated Net Operating Income attributable to such Property for the two quarter period annualized ending immediately prior to the commencement of such renovation and redevelopment divided by 6.0% …

“Termination Date” means June 6, 2018.

“Unencumbered Pool Asset” … (c) if such asset is owned by Person other than the Borrower (i) none of the Borrower’s direct or indirect ownership interest in such Person is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof) or to any Negative Pledge (other than under the Revolving Credit Agreement); and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) sell, transfer or otherwise dispose of such asset and (y) to create a Lien on such asset as security for Debt of the Borrower or such Subsidiary, as applicable;

(b) The Loan Agreement is amended by deleting Sections 7.12(a), (b) and (c) in their entireties and replacing them with the following:

(a) As soon as available, and in any event within 30 days of the date on which either of the following conditions first applies to any Subsidiary that is not already a Guarantor, the Borrower shall deliver to the Agent each of the following in form and substance satisfactory to the Agent: (i) an Accession Agreement executed by such Subsidiary (or if the Guaranty is not then in effect, the Guaranty executed by such Subsidiary) and (ii) the items that would have been delivered under subsections (iv) through (viii) and (xiv) of Section 5.1.(a) if such Subsidiary had been required to become a Guarantor on the Agreement Date:

(x) such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Debt of the Borrower or any other Subsidiary of the Borrower; or

(y) such Subsidiary (A) owns an Unencumbered Pool Asset or any other asset the value of which is included in the determination of Gross Asset Value of the Unencumbered Pool and (B) has incurred, acquired or suffered to exist any Debt other than Nonrecourse Debt.

(b) The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, a Guarantor (other than United Dominion Realty, L.P.) from the Guaranty so long as: (i) such Guarantor is not, or simultaneously with its release from the Guaranty will not be, required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; (iii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents; and (iv) the Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Agent in its sole discretion) prior to the requested date of release. Delivery by the Borrower to the Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

(c) The Loan Agreement is amended by deleting Section 9.1(e) in its entirety and replacing it with the following:

(e) Permitted Investments.

(i) The Borrower shall not, and shall not permit any Subsidiary to, make any Investment in or otherwise own the following items which would cause the aggregate value of such holdings of the Borrower and such other Subsidiaries to exceed 20.0% of Gross Asset Value at any time (or in the case of promissory notes and marketable securities described in subsection (D) below to exceed 10.0% of Gross Asset Value at any time):

(A) Development Properties valued at book value, Condominium Properties valued at their Condominium Property Value, and Renovation Properties valued at their Renovation Property Value;

(B) Properties that are developed but that are not Multifamily Properties, with value based on the lower of cost or market price determined in accordance with GAAP;

(C) raw land, valued at current book value;

(D) promissory notes, including any secured by a Mortgage, payable solely to any member of the Consolidated Group and the obligors of which are not Affiliates of the Borrower, and all marketable securities, with value based on the lower of cost or market price determined in accordance with GAAP; and

(E) Investments in Multifamily REIT Preferred Interests; provided, however, such Investments must be acquired or otherwise made in connection with the acquisition of a portfolio of Multifamily Properties or a series of Multifamily Properties.

Solely for purposes of this subsection (e), a Development Property on which construction has been substantially completed will no longer be considered to be a Development Property.

(ii) The Borrower shall not, and shall not permit any Subsidiary to, make any Investment in Unconsolidated Affiliates and other Persons that, in each case, are not Subsidiaries which would cause the aggregate value (with the value thereof determined in a manner consistent with the definition of Gross Asset Value or, if not contemplated under the definition of Gross Asset Value, as determined in accordance with GAAP) of such Investments of the Borrower and such other Subsidiaries to exceed 20.0% of Gross Asset Value at any time.

(d) The Loan Agreement is amended by deleting Section 9.4(a) in its entirety and replacing it with the following:

(a) any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would exist; notwithstanding the foregoing, a Loan Party (other than the Borrower or an Operating Partnership) may enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger only if (i) the Borrower shall have given the Agent and the Lenders at least 10 Business Days’ prior written notice of such merger, such notice to include a certification to the effect that immediately after and after giving effect to such action, no Default or Event of Default is or would be in existence; provided that if the survivor of such merger is (or is to become) a Loan Party, then such notice and certification may be given within 5 Business Days after the consummation of such merger; (ii) if the survivor entity is Person that is required to become a Guarantor pursuant to Section 7.12, the Borrower complies with the requirements of Section 7.12. within the time period provided in such Section; and (iii) such Loan Party and the survivor entity each takes such other action and delivers such other documents, instruments, opinions and agreements as the Agent may reasonably request;

(e) The Loan Agreement is amended by deleting Section 9.10(b) in its entirety and replacing it with the following:

(b) Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as if such Subsidiary is (or after giving effect to such Investment would become) required to become a Guarantor pursuant to Section 7.12, the terms and conditions set forth in Section 7.12. are satisfied;

(f) The Loan Agreement is amended by deleting the address of the Agent (but not the address of the Agent for purposes of Article II) set forth in Section 12.1 in its entirety and replacing such address with the following:

Wells Fargo Bank, National Association

1800 Century Park East, 12th Floor

Los Angeles, California 90067

Attn: Derek Evans

Telephone: (310) 789-8931

Telecopier: (310) 789-3733

(g) The Loan Agreement is amended by deleting Schedule I attached thereto in its entirety and substituting in lieu thereof Schedule I attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment, including, without limitation, the allocation of the Loans pursuant to Section 3 below and the release of Guarantors under Section 4 below, is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a) A counterpart of this Amendment duly executed by the Borrower and each of the Lenders;

(b) A Note duly executed by the Borrower payable to the order of (i) each Person, if any, becoming a Lender in connection with this Amendment and (ii) each Lender whose Loan has changed as a result of this Amendment, in each case, in a principal amount equal to the amount of such Lender’s Loan as set forth on Schedule I attached hereto;

(c) A Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by United Dominion Realty, L.P. and any other Guarantor not being released pursuant to Section 4 below;

(d) A Compliance Certificate calculated on a pro forma basis;

(e) Evidence that all upfront fees and expenses payable pursuant to the Fee Letter dated May 8, 2013 among the Borrower, Wells Fargo and Wells Fargo Securities, LLC have been paid;

(f) An opinion of counsel to the Borrower and the other Loan Parties addressed to the Agent and the Lenders regarding such matters as the Agent may reasonably request;

(g) A certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party;

(h) A certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party certifying that either (i) there has been no change to (x) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (y) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument of such Loan Party, in each case since the Agreement Date or (ii) if they have changed, that the true, correct and complete by-laws, operating agreement, partnership agreement, articles of incorporation or organization or certificate of limited partnership, as the case may be, are attached;

(i) Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution and delivery of this Amendment and the performance of this Amendment and the Loan Agreement as amended by this Amendment;

(j) A copy of (i) a duly executed amendment to that certain Credit Agreement dated as of October 25, 2011 (as amended, the “Wells Fargo Credit Agreement”) by and among the Borrower, the financial institutions party thereto, Wells Fargo Bank, as Agent, and the other parties thereto and (ii) a duly executed amendment to that certain Term Loan Agreement dated as of December 14, 2009 (as amended, the “Regions Term Loan Agreement”) by and among the Borrower, the financial institutions party thereto, Regions Bank, as Agent and the other parties thereto, in each case amending the terms of the Wells Fargo Credit Agreement and the Regions Term Loan Agreement corresponding to the terms of the Loan Agreement amended by Sections 1(a) (other than the amendment to the definition of “Termination Date” and the definition of “LIBOR” in the case of the Regions Term Loan Agreement”), (b), (c), (d) and (e) of this Amendment so that all such terms and sections shall be substantially the same; and

(k) Such other documents, instruments and agreements as the Agent may reasonably request.

Section 3. Allocations. The Agent, the Borrower and each Lender agree that upon the effectiveness of this Amendment (the date of such effectiveness, the “Amendment Effective Date”), the outstanding Loans shall be allocated among the Lenders in accordance with their respective Credit Percentages calculated based on the Loans of the Lenders set forth on Schedule I attached hereto (the “Post-Amendment Credit Percentage”). To effect such allocations, each Lender whose Post-Amendment Credit Percentage exceeds the amount of such Lender’s Credit Percentage immediately prior to the effectiveness of this Amendment shall make a Loan in such amount as is necessary so that the aggregate principal amount of Loan held by such Lender shall equal such Lender’s Post-Amendment Credit Percentage of the aggregate outstanding principal amount of the Loans as of the Amendment Effective Date. The Agent shall make such amounts of the proceeds of such Loans available (a) to each Lender whose Post-Amendment Credit Percentage is less than the amount of such Lender’s Credit Percentage immediately prior to the effectiveness of this Amendment as is necessary so that the aggregate principal amount of Loans held by such Lender shall equal such Lender’s Post-Amendment Credit Percentage of the aggregate outstanding principal amount of the Loans as of the Amendment Effective Date and (b) to the Exiting Lenders (as defined below) as is necessary to repay in full the Revolving Loans owing to such Exiting Lenders. The parties hereto confirm that the aggregate outstanding principal amount of the Loans immediately prior to the Amendment Effective Date is equal to the aggregate outstanding principal amount of the Loans immediately after giving effect to the Amendment. Except for any Notes to be provided to the Lenders in the principal amount of their respective Loans, no other documents, instruments or fees (other than fees set forth in Section 2(e) above) shall be, or shall be required to be, executed or paid in connection with such allocations (all of which are hereby waived, as necessary).

Each of JPMorgan Chase Bank, N.A., SunTrust Bank, Branch Banking and Trust Company, Citibank, N.A., each as a new Lender under the Loan Agreement on the Amendment Effective Date (each, a “New Lender” and collectively, the “New Lenders”), hereby agrees to provide a new Loan in the amount set forth on Schedule I attached hereto. On the Amendment Effective Date, each New Lender agrees to become and shall be deemed a Lender for all purposes of the Loan Agreement, and each reference to the Lenders in the Loan Agreement shall be deemed to include the New Lenders. The New Lenders hereby appoint Wells Fargo Bank, National Association as the Agent and authorizes the Agent to take such action on their respective behalves and to exercise such powers under the Loan Agreement and other Loan Documents as are delegated to the Agent by the terms thereof.

On the Amendment Effective Date, the Loans of each of Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, Capital One, N.A. and Citicorp North America, Inc. (each, an “Exiting Lender”) shall be terminated, all outstanding amounts due under the Loan Agreement and the other Loan Documents to the Exiting Lenders on the Amendment Effective Date shall be paid in full, and each Exiting Lender shall cease to be a Lender under the Loan Agreement.

The Agent, the Borrower and each Lender confirms the amount of each such Lender’s Loan as set forth on Schedule I attached hereto.

Section 4. Release of Guarantors. Upon the effectiveness of this Amendment as provided in Section 2 above, the Agent and the Lenders agree that the Guarantors set forth on Schedule II attached hereto shall be released as Guarantors under the Guaranty in effect immediately prior to the effectiveness of this Amendment and such Guaranty shall terminate.

Section 5. Representations. The Borrower represents and warrants to the Agent and the Lenders that:

(a) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Loan Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Compliance with Laws, etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Loan Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or violate any Applicable Laws relating to the Borrower; (ii) conflict with, result in a breach of or constitute a default under the Borrower’s articles of incorporation or by-laws or any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than Permitted Liens. The Borrowers, each Subsidiary and each other Loan Party is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including without limitation, Environmental Laws) relating to the Borrower, a Subsidiary or such other Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

(d) No Guarantors. As of the effective date of this Amendment and after giving effect hereto, no Subsidiary other than United Dominion Realty, L.P. is required to be a Guarantor pursuant to the Loan Agreement as amended by this Amendment.

Section 6. Reaffirmation of Representations by the Borrower. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Agent and the Lenders in the Loan Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 7. Certain References. Each reference to the Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Loan Agreement as amended by this Amendment.

Section 8. Obligations. The Borrower confirms that all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue under the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, are “Obligations” under and as defined in the Loan Agreement.

Section 9. Costs and Expenses. The Borrower shall reimburse the Agent upon demand for all costs and expenses (including attorneys’ fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 10. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12. Effect. Except as expressly herein amended, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 13. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 14. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Term Loan Agreement to be executed as of the date first above written.

UDR, INC., a Maryland corporation

By:	/s/ William T. O’Shields III
	Name:	William T. O’Shields III
	Title:	Vice President-Treasurer

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WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Agent and individually as a Lender

By:	/s/ J. Derek Evans
	Name:	J. Derek Evans
	Title:	Senior Vice President

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ James A. Harmann
	Name:	James A. Harmann
	Title:	Senior Vice President

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US BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew Hyde
	Name:	Andrew Hyde
	Title:	Vice President

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Regions Bank, as a Lender

By:	/s/ Lori Chambers
	Name:	Lori Chambers
	Title:	Vice President

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Union Bank, N.A., as a Lender

By:	/s/ Juliana Matson
	Name:	Juliana Matson
	Title:	Vice President

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COMPASS BANK, as a Lender

By:	/s/ Brian Tuerff
	Name:	Brian Tuerff
	Title:	Senior Vice President

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BANK OF AMERICA, N.A.

By:	/s/ Helen Chan
	Name:	Helen Chan
	Title:	Vice President

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CITIBANK, N.A., as a Lender

By:	/s/ John C. Rowland
	Name:	John C. Rowland
	Title:	Vice President

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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kimberly Turner
	Name:	Kimberly Turner
	Title:	Executive Director

[Signature Page to Third Amendment to Term Loan Agreement with UDR, Inc.]

SunTrust Bank, as a Lender

By:	/s/ Nancy B. Richards
	Name:	Nancy B. Richards
	Title:	Senior Vice President

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Branch Banking and Trust Company, as a Lender

By:	/s/ Steve Whitcomb
	Name:	Steve Whitcomb
	Title:	Senior Vice President

SCHEDULE I

Loans

Lender	Loans
Wells Fargo Bank, National Association	$45,000,000
PNC Bank, National Association	$45,000,000
U.S. Bank National Association	$32,000,000
Regions Bank	$23,000,000
Union Bank, N.A.	$23,000,000
BBVA Compass Bank	$22,000,000
Bank of America N.A.	$15,000,000
Citibank, N.A.	$15,000,000
JPMorgan Chase Bank, N.A.	$10,000,000
SunTrust Bank	$10,000,000
Branch Banking and Trust Company	$10,000,000

TOTAL	$250,000,000.00

Schedule I-1

SCHEDULE II

Released Guarantors

The Commons of Columbia, Inc.

Hawthorne Apartments LLC

Heritage Communities LLC

UDR 1818 Platinum LLC

UDR Arborview Associates LLC

UDR Carriage Homes, LLC

UDR Domain Brewers Hill LLC

UDR Garrison Square LLC

UDR Presidential Greens, L.L.C.

UDR Rivergate LLC

UDR Towers by the Bay LLC

View 14 Investments LLC

UDR California Properties, LLC

UDR Virginia Properties, LLC

UDR of Tennessee, L.P.

AAC Funding Partnership II

CMP-1, LLC

UDR Texas Properties LLC

Waterside Towers, L.L.C.

Ninety Five Wall Street LLC

Polo Park Apartments LLC

UDR Calvert, LLC

UDR Crane Brook LLC

Northbay Properties II, L.P.

Winterland San Francisco Partners, a California Limited Partnership

AAC Funding IV, LLC

Jamestown of St. Matthews Limited Partnership

Inlet Bay at Gateway, LLC

Continental 146 Fund, LLC

UDR Ridgewood (II) Garden, LLC,

UDR Crossroads, L.P.

UDR Presidio, LP

UDR Villa Venetia Apartments, L.P.

UDR/Pacific Los Alisos, L.P.

LPC Plantation Apartments, L.P.

Macalpine Place Apartment Partners, LTD.

Andover House LLC

Coastal Monterey Properties LLC

DCO Holdings, Inc.

DCO Millenia LLC

DCO Realty LP LLC

Harding Park, Inc.

UDR Holdings, LLC

Ashwood Commons North LLC

Ashwood Commons, L.L.C.

DCO 2400 14th Street LLC

DCO Arbors at Lee Vista LLC

DCE Bennett Development LP

DCO Brookhaven Center LP

Schedule II-1

SCHEDULE II (Cont.)

Released Guarantors

DCO Glenwood Urban LP

DCO Highlands LLC

DCO Mission Bay LP

DCO Option 2 LLC

DCO Pine Avenue LP

DCO Realty Surprise LLC

DCO Realty Woodlands LP

DCO Realty, Inc.

DCO Savoye LLC

HPI Option 2 LLC

LPC Millenia Place Apartments LLC

RE3, Inc.

Sierra Palms Condominiums LLC

Schedule II-2

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of June 6, 2013 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”) and each “Lender” a party to the Loan Agreement referred to below (the “Lenders”).

WHEREAS, UDR, INC. (the “Borrower”), the Lenders, the Agent and certain other parties have entered into that certain Term Loan Agreement dated as of December 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of December 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Loan Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Agent and the Lenders are to enter into a Third Amendment to Term Loan Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Loan Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantor execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. The Guarantor hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

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A-1

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

UNITED DOMINION REALTY, L.P., a Delaware limited partnership

By:	UDR, INC., a Maryland corporation

By:
Name:
Title:

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